Exhibit 99.2

Consolidated Financial Statements

PGS Consultoria e Serviços Ltda.

September 30, 2013 and 2012

PGS Consultoria e Serviços Ltda.

Consolidated financial statements (unaudited)

September 30, 2013

PGS CONSULTORIA E SERVIÇOS LTDA.

Consolidated balance sheets (unaudited)
September 30, 2013 and December 31, 2012
(In thousands of Brazilian reais)

	September 30, 2013	December 31, 2012

Assets
Current assets
Cash and cash equivalents (Note 4)	34,056	22,721
Trade accounts receivable (Note 5)	18,138	23,780
Inventories (Note 6)	11,659	14,628
Recoverable taxes	16,629	476
Advances from suppliers	2,022	1,237
Prepaid expenses	1,032	956
Other	2,848	4,403
Total current assets	86,384	68,201

Non-current assets
Transactions with related parties (Note 9)	—	314
Judicial deposits (Note 10)	7,387	5,503
Deferred income tax and social contribution (Note 11)	9,974	10,124
	17,361	15,941

Properties, fixtures and equipments (Note 7)	149,021	121,947
Intangible assets (Note 8)	11,282	10,151
	160,303	132,098
Total non-current assets	177,664	148,039

Total assets	264,048	216,240

PGS CONSULTORIA E SERVIÇOS LTDA.

Consolidated balance sheets (unaudited) (Continued)
September 30, 2013 and December 31, 2012
(In thousands of Brazilian reais)

	September 30, 2013	December 31, 2012

Liabilities and members’ equity
Current liabilities
Loans	23	34
Trade accounts payable	16,627	16,271
Rental payable	1,846	2,280
Payroll, provisions and social charges	18,402	13,301
Income tax and social contribution payable	18,383	1,684
Taxes and contributions payable	4,364	5,013
Royalties payable (Note 9)	1,835	2,239
Franchise fees payable (Note 9)	178	572
Deferred rentals	187	132
Current portion of accrued buyout liability	122	1,577
Accounts payable to non-controlling partners	3,651	2,444
Other	1,968	4,773
Total current liabilities	67,586	50,320

Non-current liabilities
Accrued buyout liability	7,771	6,638
Non-controlling partner deposit	2,814	2,667
Transactions with related parties (Note 9)	340	1,127
Commitments and contingencies (Note 10)	13,299	16,061
Deferred rentals	1,994	1,721
Other	3,197	3,463
Total non-current liabilities	29,415	31,677

Members’ equity (Note 12)
Issued capital	21,864	21,864
Retained earnings	145,183	112,379
	167,047	134,243

Total liabilities and members’ equity	264,048	216,240

See accompanying notes.

PGS CONSULTORIA E SERVIÇOS LTDA.

Consolidated statements of income (unaudited)
For the nine months ended September 30, 2013 and 2012
(In thousands of Brazilian reais)

	For the nine months ended	For the nine months ended
	September 30, 2013	September 30, 2012

Net revenue from restaurant sales	404,091	330,173
Cost of sales	(125,350)	(99,669)
Gross profit	278,741	230,504

Operating expenses
Restaurant payroll expenses	(85,637)	(72,429)
Operating stores expenses	(47,197)	(39,283)
Royalties expenses (Note 9)	(20,544)	(16,447)
Administrative fee - credit cards/tickets	(7,248)	(8,060)
Depreciation and amortization	(14,272)	(11,225)
Loss on impairment of property, fixture and equipment	—	(170)
Pre-opening expenses	(1,875)	(1,471)
Corporate payroll expenses	(14,027)	(11,827)
General and administrative expenses	(9,517)	(11,542)
Other operating expenses, net (Note 15)	(26,488)	(23,248)
	(226,805)	(195,702)

Financial income	1,937	1,440
Financial expense	(1,601)	(1,534)
	336	(94)

Income before income tax and social contribution	52,272	34,708

Current income tax and social contribution (Note 11)	(19,318)	(18,353)
Deferred income tax and social contribution (Note 11)	(150)	1,778

Net income for the nine months ended September 30	32,804	18,133

See accompanying notes.

PGS CONSULTORIA E SERVIÇOS LTDA.

Consolidated statements of comprehensive income (unaudited)
For the nine months ended September 30, 2013 and 2012
(In thousands of Brazilian reais)

	For the nine months ended	For the nine months ended
	September 30, 2013	September 30, 2012

Net income for the nine months ended September 30	32,804	18,133
Other comprehensive income	—	—
Income tax effect	—	—
Total comprehensive income for the nine months ended September 30, net of tax	32,804	18,133

See accompanying notes.

PGS CONSULTORIA E SERVIÇOS LTDA.

Consolidated statements of changes in members’ equity (unaudited)
For the nine months ended September 30, 2013 and 2012
(In thousands of Brazilian reais)

	Issued Capital	Retained earnings	Total

Balances as at December 31, 2012	21,864	112,379	134,243

Net income for the nine months ended September 30	—	32,804	32,804

Balances as at September 30, 2013	21,864	145,183	167,047

Balances as at December 31, 2011	21,864	88,117	109,981

Net income for the nine months ended September 30	—	18,133	18,133

Balances as at September 30, 2012	21,864	106,250	128,114

See accompanying notes.

PGS CONSULTORIA E SERVIÇOS LTDA.

Consolidated statements of cash flows (unaudited)
For the nine months ended September 30, 2013 and 2012
(In thousands of Brazilian reais)

	For the nine months ended	For the nine months ended
	September 30, 2013	September 30, 2012

Cash flow from operating activities
Income before income tax and social contribution	52,272	34,708
Adjustments to reconcile income before tax to net cash flows:
Depreciation and amortization	14,272	11,225
Provision for contingency	(4,293)	2,161
Provision for CIDE	1,531	599
Accrued buyouts	2,202	1,273
Disposal of intangibles	4,354	1,378
Loss on impairment of property, fixture and equipment	—	170
	70,338	51,514
Working capital adjustments:
(Increase) decrease in assets
Trade accounts receivable	5,643	(2,777)
Inventories	2,969	(28)
Recoverable taxes	(16,153)	(14,747)
Advances from suppliers	(785)	(1,514)
Prepaid expenses	(76)	(98)
Judicial deposits	(1,884)	(869)
Other assets	1,555	(488)
Increase (decrease) in liabilities
Trade accounts payable	355	5,024
Rental payable	(433)	302
Payroll, provisions and social charges	5,102	624
Taxes and contributions payable	(649)	322
Royalties and franchise fees payable	(798)	(280)
Deferred rent	328	534
Accounts payable to non-controlling partners	(1,317)	1,107
Other liabilities	(3,072)	353
Transactions with related parties, net	(474)	(257)
Cash flow from operating activities	60,649	38,722
Income tax and social contribution paid	(2,620)	(2,779)
Net cash flows from operating activities	58,029	35,943
Investing activities
Purchase of property, fixture and equipment	(44,524)	(27,687)
Purchase of intangible	(2,308)	(4,903)
Net cash flows used in investing activities	(46,832)	(32,590)
Financing activities
Repayment of loans	(10)	(2,459)
Receipt of non-controlling partner deposit	148	254
Net cash flows from/(used in) financing activities	138	(2,205)

Increase in cash and cash equivalents	11,335	1,148

Cash and cash equivalents at January 1	22,721	21,833
Cash and cash equivalents at September 30	34,056	22,981

Net increase in cash and cash equivalents	11,335	1,148
See accompanying notes.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

1.	Corporate information

PGS Consultoria e Serviços Ltda. (“PGS Consultoria” or the “Parent Company”) was formed in May 1997 and is headquartered at Av. Dr. Chucri Zaidan, 80, 8th floor, in the City and State of São Paulo.

PGS Consultoria is the holding company of the CLS Companies (collectively referred as the “Group”). The main purpose of the CLS Companies (“CLS”), which is comprised of (i) CLS São Paulo Ltda. (“CLS SP”); (ii) CLS Restaurantes Rio de Janeiro Ltda. (“CLS RJ”); (iii) CLS Restaurantes Brasília Ltda. (“CLS BSB”); and (iv) CLS Restaurantes do Sul Ltda. (“CLS do Sul”), is to explore and manage restaurants under the trademark “Outback Steakhouse” in Brazil.

“Outback Steakhouse” is an Australian steakhouse concept, which is open for lunch and dinner. Although beef and steak items make up a good portion of the menu, the concept offers a variety of chicken, ribs, seafood, and pasta dishes. The Group’s strategy is to differentiate its restaurants by emphasizing consistently high-quality food, concentrated service, generous portions at affordable prices and a casual atmosphere suggestive of the Australian Outback.

CLS operates 44 (forty-four) restaurants altogether, in twenty different cities, being: (i) 9 (nine) in Rio de Janeiro and 1 (one) in Niterói, State of Rio de Janeiro, and 1 (one) in Vitoria, State of Espirito Santo (CLS RJ); (ii) 12 (twelve) in São Paulo, 2 (two) in Campinas, 1 (one) in Barueri, 1 (one) in São Bernado do Campo, 1(one) in São Caetano do Sul, 1(one) in São José dos Campos, 1 (one) in Ribeirão Preto, 1 (one) in Guarulhos, 1(one) in Jundiaí and 1 (one) in Osasco, State of São Paulo (CLS SP); (iii) 2 (two) in Brasília, Federal District, 1 (one) in Belo Horizonte, State of Minas Gerais, 2 (two) in Salvador, State of Bahia, 1 (one) in Goiânia, State of Goiás and 1 (one) in Recife, State of Pernambuco (CLS BSB); and (iv) 1 (one) in Porto Alegre, State of Rio Grande do Sul, 2 (two) in Curitiba, State of Paraná and 1 (one) in Florianópolis, State of Santa Catarina (CLS do Sul).

The consolidated financial statements for nine months ended September 30, 2013 were authorized for issue by the Parent Company’s management on January 10, 2014.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

2.	Basis of preparation

The consolidated financial statements were prepared and are presented in accordance with the accounting practices adopted in Brazil, which comprise the pronouncements, interpretations and guidance issued by the Brazilian Accounting Pronouncements Committee (Comitê de Pronunciamentos Contábeis (“CPC”), which are converged to the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

The preparation of the accompanying consolidated financial statements requires management to make certain estimates and assumptions that affect the reported amounts. These estimates were determined based on objective and subjective factors, considering management’s judgment to determine the adequate amounts to be recorded in the consolidated financial statements.

Significant items subject to such estimates and assumptions include selection of useful lives of property, fixtures and equipment and analysis of their recoverability in operations, credit risk assessment to determine the allowance for doubtful accounts, as well as analysis of other risks to determine other provisions, including those set up for contingencies. Settlement of transactions involving these estimates may result in amounts significantly different from those recorded in the consolidated financial statements due to the uncertainties inherent in the estimation process. The Group reviews its estimates and assumptions at least annually.

This interim consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the annual financial statements as of December 31, 2012.

The consolidated financial statements presented herein do not include the Parent Company’s stand-alone financial statements and are not intended to be used for statutory purposes.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

3.	Basis of consolidation

The consolidated financial statements include the operations of PGS Consultoria and the “CLS Companies”. The details of the participation in CLS Companies comprised of CLS SP, CLS RJ, CLS BSB and CLS do Sul, are summarized as follow:

	September 30, 2013		September 30, 2012
	Issued	Retained	Issued	Retained
	capital(1)	earnings(2)	capital(1)	earnings(2)
CLS SP	96.94%	100%	90.31%	100%
CLS RJ	96.53%	100%	96.37%	100%
CLS BSB	96.70%	100%	93.92%	100%
CLS do Sul	97.89%	100%	95.38%	100%

(1)
The issued capital of the CLS Companies is shared primarily between PGS Consultoria, proprietors (stores’ managing partners) and JV’s (operating partners who supervise the Rio de Janeiro, São Paulo, Brasília and South Region stores), in accordance with their respective interests.

(2)
According to each individual partners’ association document known as “Protocolo de Entendimentos” (Memorandum of Understanding), dividends are distributed to non-controlling partners (proprietors and JV’s) based on certain criteria, such as a percentage of the pre-tax income results of their respective restaurants and supervision areas and other, being 100% of the remaining undistributed earnings of PGS Consultoria. Such dividends are recognized as compensation expense within the restaurant payroll expenses account for the period earned by the non-controlling partners. Further detail from the income statement is shown in the following table.

Restaurant Payroll Expense	For the nine months ended	For the nine months ended
	September 30, 2013	September 30, 2012
Operating Payroll Expense	80,059	64,258
Compensation Expense (Proprietors & JV’s)	5,578	8,171
	85,637	72,429

The financial statements of the CLS Companies are prepared for the same reporting period as the Parent Company. Accounting policies of CLS Companies have been adjusted to ensure consistency with the accounting policies adopted by the Group. All intra-group balances, income and expenses, unrealized gain and losses and dividends resulting from intra-group transactions have been eliminated in consolidation.

Capital contributions to the CLS Companies received from the non-controlling partners are recorded as long-term liabilities in the line item “non-controlling partner deposit”. Monthly payments made pursuant to the Memorandum of Understanding are paid as dividends and are recognized as compensation expense in the period earned by the non-controlling partners.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

4.	Cash and cash equivalents

	September 30, 2013	December 31, 2012
Cash	668	638
Bank deposits	888	612
Short term investments	32,500	21,471
	34,056	22,721

Cash equivalents consist of investments that are readily convertible to cash with an original maturity date of three months or less.

5.	Trade accounts receivable

Trade accounts receivable consist mainly of amounts receivable from credit card companies, as follows:

	September 30, 2013	December 31, 2012
Redecard (Mastercard/Diners/Credicard)	4,362	6,292
Visanet (Visa/Visa electron)	8,978	12,052
American express	1,646	1,665
Ticket Refeição	1,133	1,865
Other	2,019	1,906
	18,138	23,780

No allowance for doubtful accounts has been recorded due to the remote chances of losses on receivables.

6.	Inventories

	September 30, 2013	December 31, 2012
Kitchen utensils	—	2,058
Food and beverage	3,932	3,172
Inventories held by third-parties	5,477	5,544
Imports in transit	1,445	1,720
Other	805	2,134
	11,659	14,628

Inventory is counted at the end of every month and controlled in all stores and at the distribution center; expired inventories are disposed of immediately and recorded as expense. Inventories differences are adjusted within the month and against the cost of sales for such period, as this is a periodic inventory, everything on hand should be usable and therefore no risk of loss or expiration is expected.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

7.	Property, fixtures and equipment

	Land	Furniture and fixture	Computers	Equipment and facilities	Buildings and Leasehold improvements	Construction in progress	Total
Cost
Balances at December 31, 2011	3,363	21,072	7,012	46,687	72,682	—	150,816
Additions and Transfers	—	1,532	34	5,483	7,822	12,816	27,687
Write off	—	(1,186)	(193)	—	—	—	(1,379)
Balances at September 30, 2012	3,363	21,418	6,853	52,170	80,504	12,816	177,124
Additions and Transfers	—	2,882	1,672	3,688	6,516	(4,698)	10,060
Balances at December 31, 2012	3,363	24,300	8,525	55,858	87,020	8,118	187,184

Balances at December 31, 2012	3,363	24,300	8,525	55,858	87,020	8,118	187,184
Additions and Transfers	—	5,075	332	10,659	19,760	8,698	44,524
Write off	—	(1,846)	(1,360)	—	—	—	(3,206)
Balances at September 30, 2013	3,363	27,529	7,497	66,517	106,780	16,816	228,502

Depreciation
Balances at December 31, 2011	—	(7,532)	(4,456)	(17,428)	(19,933)	—	(49,349)
Additions	—	(1,131)	(625)	(4,023)	(5,024)	—	(10,803)
Impairment / Write off	—	—	—	—	(170)	—	(170)
Balances at September 30, 2012	—	(8,663)	(5,081)	(21,451)	(25,127)	—	(60,322)
Additions	—	(1,576)	(926)	(1,871)	(656)	—	(5,029)
Impairment / Write off	—	—	—	114	—	—	114
Balances at December 31, 2012	—	(10,239)	(6,007)	(23,208)	(25,783)	—	(65,237)

Balances at December 31, 2012	—	(10,239)	(6,757)	(22,458)	(25,783)	—	(65,237)
Additions	—	(2,729)	(654)	(3,579)	(6,258)	—	(13,220)
Impairment / Write off	—	—	—	(434)	(590)	—	(1,024)
Balances at September 30, 2013	—	(12,968)	(7,411)	(26,471)	(32,631)	—	(79,481)

Net book value
Balances at September 30, 2012	3,363	12,755	1,772	30,719	55,377	12,816	116,802
Balances at December 31, 2012	3,363	14,061	2,518	32,650	61,237	8,118	121,947
Balances at September 30, 2013	3,363	14,561	86	40,046	74,149	16,816	149,021
Average annual depreciation rate	—	10%	20%	10%	4% to 10%	—

In 2013, no evidence has been identified indicating that the asset net book values exceed their recoverable amounts .

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

8.	Intangible assets

	Software	Franchise fees	Other	Total
Cost
Balances at December 31, 2011	2,699	3,450	2,022	8,171
Additions	4,070	203	630	4,903
Balances at September 30, 2012	6,769	3,653	2,652	13,074
Additions / (Write off)	(1,154)	623	(125)	(656)
Balances at December 31, 2012	5,615	4,276	2,527	12,418

Balances at December 31, 2012	5,615	4,276	2,527	12,418
Additions	1,643	540	125	2,308
Balances at September 30, 2013	7,258	4,816	2,652	14,726

Amortization
Balances at December 31, 2011	(148)	(1,018)	(349)	(1,515)
Additions	(177)	(130)	(115)	(422)
Balances at September 30, 2012	(325)	(1,148)	(464)	(1,937)
(Additions) / Write off	(338)	43	(35)	(330)
Balances at December 31, 2012	(663)	(1,105)	(499)	(2,267)

Balances at December 31, 2012	(663)	(1,105)	(499)	(2,267)
Additions	(925)	(19)	(108)	(1,052)
Other Adjustments	(125)	—	—	(125)
Balances at September 30, 2013	(1,713)	(1,124)	(607)	(3,444)

Residual value
Balances at September 30, 2012	6,444	2,505	2,188	11,137
Balances at December 31, 2012	4,952	3,171	2,028	10,151
Balances at September 30, 2013	5,545	3,692	2,045	11,282
Average annual amortization rate	20%	5%	20%

Franchise fee

The Group has a franchise agreement with Outback Steakhouse International Investments Co.(“OSI”), which expires generally 20 years after the date the restaurant is opened. The Group has the option to renew the agreement for one consecutive term of 20 years, subject to certain conditions. Pursuant to the Agreement, the Group must operate the restaurant in strict conformity with the methods, standards and specifications prescribed by OSI, regarding training, staff, health standards, suppliers and advertising, among others. The Group is contractually bound to pay franchise fees of US$ 40 at the opening of each restaurant, and monthly royalties of 4% to 5% of net sales after the restaurant is opened. Royalty fees are charged to expenses as incurred.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

9.	Transactions with related parties

At September 30, 2013, the balance of transactions with related parties can be summarized as follows:

	Assets		Liabilities
	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Current
Royalties payable
Outback Steakhouse International	—	—	1,835	2,239
Franchise fees
Outback Steakhouse International	—	—	178	572
Total current	—	—	2,013	2,811

Noncurrent
Accounts receivable/payable
Outback Steakhouse International	—	314	84	357
	—	314	84	357

Other(1)	—	—	256	770
Total noncurrent	—	314	340	1,127
Total	—	314	2,353	3,938

(1)    This amount refers to transactions with non-controlling interest parties (restaurant proprietors).

	September 30, 2013		September 30, 2012
	Royalties (i)	Financial results (ii)	Royalties (i)	Financial results (ii)
Outback Steakhouse International	20,544	—	16,447	15
	20,544	—	16,447	15

(i)	Refer to the royalty expenses calculated on the net revenues posted by the stores.

(ii)	Refer, basically, to the interest expenses and exchange variation on Outback Steakhouse International loans.

OSI

The transactions between the Group and OSI consist of:

•
The Group is contractually bound to pay franchise fees of US$ 40 at the opening of each restaurant and monthly royalties of 4% to 5% of net sales after the restaurant is opened. Monthly royalty fees are charged to expenses as incurred.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

9.     Transactions with related parties (Continued)

Distribution of Profits - CLS Companies

Dividends paid to proprietors (stores’ managing partners) and to JVs (operating partners who supervise the Rio de Janeiro, São Paulo, Brasília and South Region stores) are distributed according to the criteria stated within each individual partner’s association document referred to as Memorandum of Understanding.

Partners are paid dividends according to a percentage of the after-tax income results (“ATI”) of their respective restaurants, as per their P&L statements. It is 7.5% of ATI for managing partners and 3% to 6% for operating partners. Members of top management have also received dividends based on certain monthly fixed amounts stipulated in the previous year’s budget submitted to and approved by OSI.

Based on the above and in accordance with local laws allowing actual distributions to be different than the exact amount owed to a partner, based on his/her members’ position, the CLS Companies distributed the following amounts to its partners during the nine months ended September 30, 2013 and 2012:

	For the nine months ended	For the nine months ended
	September 30, 2013	September 30, 2012
Proprietors (stores’ managing partners)	3,271	2,660
JVs (operating partners)	1,368	1,285
Executives	2,155	1,461
	6,794	5,406

Dividends paid to the non-controlling partners (proprietors and JVs) are recognized as compensation expense in the consolidated statements of income in the period earned. Additional detail is provided at Note 3.

There are no guarantees and allowances for doubtful accounts for loans and other transactions with related parties.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

10. Commitments and contingencies

The Group is involved in tax, civil and labor lawsuits arising in the normal course of its activities. These matters are discussed at the administrative and judicial levels. Judicial deposits related to these matters are made, when applicable. The Group accrues for loss contingencies that are probable and reasonably estimable and this assessment is carried out based on the information available and on risk factors inherent to each process, in accordance with the opinion of the Group’s legal advisors. The Group generally does not accrue for legal costs expected to be incurred with a loss contingency until those services are provided.

Based on the information of its legal advisors and on the analysis of legal procedures pending judgment and controversy tax obligation, the Group has decided to set up a provision at an amount deemed sufficient to cover probable losses arising from unfavorable outcomes of lawsuits in progress, tax obligation challenges and tax assessments. Based on the opinion from external legal advisors, the Group has decided to constitute the provision in the amount of R$ 2,470 under the scenario of adopting the new amnesty program established by the State of Sao Paulo and Rio de Janeiro according to State Laws 58.811/12 and 6.357/12, respectively.

Provisions for judicial and administrative processes	September 30, 2013	December 31, 2012
Tax	11,174	11,828
Labor	2,125	4,233
	13,299	16,061

The table below depicts judicial deposits associated or not with legal contingencies classified in the non-current assets group.

Judicial deposits	September 30, 2013	December 31, 2012
Tax	6,392	4,891
Labor	995	612
	7,387	5,503

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

10. Commitments and contingencies (Continued)

Balances of the commitments and contingencies provisions as of September 30, 2013 and December 31, 2012 including the applicable changes during the period are as follows:

	Tax	Labor	Total
Balance at December 31, 2011	3,538	2,100	5,638
(+) Supplemental provision	7,070	1,633	8,703
(-) Payments/Write off	—	500	500
(+) CIDE commitment	1,220	—	1,220
Balance at December 31, 2012	11,828	4,233	16,061

Balance at December 31, 2012	11,828	4,233	16,061
(-) Payments/Write off	(2,185)	(2,108)	(4,293)
(+) CIDE commitment	1,531	—	1,531
Balance at September 30, 2013	11,174	2,125	13,299

The Group is questioning a matter related to the validity of the social contribution tax for intervention in the economic order (CIDE), established by Law, on the remittance of royalties. Management, supported by preliminary injunctions granted in its favor, is judicially paying this tax. The judicial deposits related to this matter amount to R$ 6,392 at September 30, 2013. The Group maintains a provision of R$ 6,289 related to this tax.

As of September 30, 2013, the Group’s external legal advisors estimate the chances of a final unfavorable outcome as “possible” in certain matters, primarily related to labor, civil and tax claims. The total possible contingencies that are uncertain at this time and could have a material adverse effect on the Group’s financial condition are R$ 8,519 as of September 30, 2013.

11.	Income tax and social contribution

CLS do Sul has elected to calculate income tax and social contribution using the “presumed profits” method. Under the “presumed profits” method, taxable income is calculated as an amount equal to different percentages of gross revenue based on the activities of the taxpayer.

Under current Brazilian tax law, the percentages of the CLS Companies’ gross revenues are 8% for calculating income tax, and 12% for social contribution. The Parent Company, CLS SP, CLS RJ, and CLS BSB calculate their income tax and social contribution using the “actual profits” method, which is based on total taxable income.

Tax loss carry forwards through September 30, 2013 relating to income tax and social contributions were approximately R$ 11,369 and R$ 13,215 respectively, comprised entirely of fiscal results of the Parent Company. These tax loss carry forwards can offset future taxable income. Brazilian tax laws restrict the offset of tax losses to 30% of taxable profits on an annual basis. These losses can be used indefinitely and are not impacted by a change in ownership of the Parent Company.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

11. Income tax and social contribution (Continued)

11.1.	Components of income tax and social contribution provision

	September 30, 2013	September 30, 2012
Current income tax and social contribution	19,318	18,353
Deferred income tax and social contribution	150	(1,778)
	19,468	16,575

11.2.	Reconciliation income tax and social contribution provision at statutory rate to effective rate

	September 30, 2013	September 30, 2012
Income before income tax and social contribution	52,272	34,708

Income tax and social contribution at statutory rate of 34%	17,773	11,801
Benefits of utilizing presumed profits method of calculating of income tax and social contribution for CLS do Sul	(756)	(605)
Non-deductible expenses for minority partner distributions and buyouts	1,469	3,141
Other non-deductible expenses	(89)	1,359
Provisions arising from write-down of tax losses	1,336	(994)
Benefits of income excluded from income tax surcharge	(54)	(54)
Adjustment recognized in current year for current tax of prior years	(29)	1,313
Other	(182)	614
Effective income tax and social contribution provision	19,468	16,575
Effective rate	37.2%	47.8%

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

11. Income tax and social contribution (Continued)

11.3	Components of deferred income tax and social contribution

	September 30, 2013	December 31, 2012
Tax loss carry forward	4,032	2,764
Temporary differences
Pre-opening costs	3,105	2,766
Provision for contingency	2,033	2,398
Lease	680	576
Provision for CIDE	1,981	1,506
Provision for bonus	947	971
PP&E basis difference	1,377	1,237
Buyout	241	—
Other	291	834
	14,687	13,052
Unrecognized deferred tax assets	(4,713)	(2,928)
	9,974	10,124

Deferred income tax and social contribution assets, resulting from tax loss carry forwards and temporary differences are recorded taking into consideration the probable realization thereof, based on projected future results of operations considering internal assumptions and future economic scenarios that are subject to change. These projections indicate that future operating results will provide taxable income for CLS SP, CLS RJ and CLS BSB. The unused credits reflect the assessment of the likelihood of realizing the deferred tax asset comprised of the tax loss carry forwards attributable to the Parent Company.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

12.	Members’ equity

12.1.	Capital stock

At September 30, 2013 the Parent Company’s subscribed capital amounted to R$ 21,864, divided into 20,244,048 units of interest with par value of R$ 1.08 each, distributed as follows:

Numbers of units of interest
PGS Participações Ltda.	10,122,024
OSI	10,122,024
20,244,048

12.2.	Non-controlling interest (JV partners and proprietors)

According to each individual partners’ association document known as Memorandum of Understanding, dividends are distributed to non-controlling partners (proprietors and JVs) based on certain criteria, such as a percentage of the pre-tax income results of their respective restaurants and supervision areas and other components, being 100% of the remaining undistributed earnings of PGS Consultoria’s results. These dividends are effectively paid and recognized as compensation expense and are not fully determined at each CLS’s results level rather on the individual store (proprietors) or group of stores (JV partners), therefore the amount of these dividends is recognized as Operating Expense in the income statement in the period earned by the non-controlling partners.

13.	Financial instruments

The Group evaluated its financial assets and liabilities in relation to market value through available information available and appropriate evaluation methodologies. The interpretation of market data and the selection of valuation methods require extensive judgment and estimates to calculate the most appropriate realization value.

Consequently, the estimates presented do not necessarily show the amounts that may be realized in the market. The use of different market assumptions and/or methods may have a material effect on the estimated realization values.

The Group’s main financial instruments consist of cash and cash equivalents, trade accounts receivable and trade accounts payable.

Fair value measurements

Fair value is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and is a market-based measurement. To measure fair value, the Group incorporates assumptions that market participants would use in pricing the asset or liability, and utilizes market data to the maximum extent possible.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

13.	Financial instruments (Continued)

Set out below is a comparison by financial statement class of the book value and fair value of the Group’s financial instruments that are carried in the consolidated financial statements.

	Book Value		Fair Value
Description	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Financial assets
Cash and cash equivalents	34,056	22,721	34,056	22,721
Trade accounts receivable	18,138	23,780	18,138	23,780
Recoverable taxes	16,629	476	16,629	476
Credits from related parties	—	314	—	314
Other assets	5,902	6,596	5,902	6,596
	74,725	53,887	74,725	53,887

Financial liabilities
Trade accounts payable	16,627	16,271	16,627	16,271
Rental payable, including deferred	4,027	4,133	4,027	4,133
Payroll, provisions and social charges	18,402	13,301	18,402	13,301
Taxes and contributions	22,747	6,697	22,747	6,697
Royalties and franchises fee	2,013	2,811	2,013	2,811
Accounts payable to non-controlling partners	3,651	2,444	3,651	2,444
Accrued buyout liability	7,893	8,215	7,893	8,215
Other liabilities	5,165	8,236	5,165	8,236
	80,525	62,108	80,525	62,108

The fair values of cash and cash equivalents, trade accounts receivable, trade accounts payable and short-term accounts payable approximate their respective book values due to the their short-term maturity.

As a basis for considering the market participant assumptions in fair value measurements, a three-tier fair value hierarchy prioritizes the inputs used in measuring fair values as follows:

•	Level 1 - observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group has the ability to access;

•	Level 2 - inputs, other than the quoted market prices included in Level 1, which are observable for the asset or liability, either directly or indirectly; and

•	Level 3 - unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market data available.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

13.	Financial instruments (Continued)

The fair value measurement of short-term investments classified as cash and cash equivalents at September 30, 2013 and December 31, 2012, in the amount of R$ 32,500 and R$ 21,471, respectively, uses inputs that fall within Level 2 of the fair value hierarchy.

The Group is not engaged in any outstanding hedging instruments, term contracts, swap operations, options, futures, or embedded derivatives operations. Therefore, the Group has no risk related to derivatives utilization policies.

Significant market risk factors affecting the Group’s business are as follows:

Exchange rate risk

This risk arises from the possibility of the Group incurring losses because of fluctuations in foreign currency exchange rates.

The Group does not use hedging instruments to protect against exchange rate fluctuations between the Brazilian real and the US dollar.

Credit risk

This risk mainly involves the Groups’ cash and cash equivalents and accounts receivable. The Group carries out operations with highly-rated banks, which minimizes risk.

Accounts receivable are substantially generated from credit card companies resulting from sales in the restaurants. Management does not anticipate losses in the realization of such receivables.

Liquidity risk

Liquidity risk arises from the possibility that the Group may not have sufficient funds to comply with their financial commitments due to the different currencies and settlement terms of their rights and obligations.

In order to mitigate liquidity risk for the Parent Company and its subsidiaries. the Group’s liquidity and cash flow is monitored on a daily basis by Management, assuring that cash flow from operations and available funding, when necessary, is sufficient to meet its commitment schedule.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

13.	Financial instruments (Continued)

Liquidity risk (Continued)

The tables below summarize the maturity profile of the Group’s financial liabilities on contractual and undiscounted payments.

	September 30, 2013
	Up to 1 year	1 to 5 years	> 5 years	Total
Trade accounts payable	16,627	—	—	16,627
Rental payable, including deferred	2,033	974	1,020	4,027
Payroll, provisions and social charges	18,402	—	—	18,402
Taxes and contributions	22,747	—	—	22,747
Royalty and franchises fees	2,013	—	—	2,013
Accrued buyout liability	122	4,223	3,548	7,893
Other liabilities	1,968	3,197	—	5,165
	63,912	8,394	4,568	76,874

	December 31, 2012
	Up to 1 year	1 to 5 years	> 5 years	Total
Trade accounts payable	16,271	—	—	16,271
Rental payable, including deferred	2,412	1,721	—	4,133
Payroll, provisions and social charges	13,301	—	—	13,301
Taxes and contributions	6,697	—	—	6,697
Royalty and franchises fees	2,811	—	—	2,811
Accrued buyout liability	1,577	6,638	—	8,215
Other liabilities	4,773	3,463	—	8,236
	47,842	11,822	—	59,664

Interest rate risk

Interest rate risk arises from the possibility that the Group incurs losses because of fluctuations in interest rates that could increase certain financial expenses related to loans and financing raised from the market. The Group’s exposure to market risks for changes in interest rates relates primarily to the bank debt and loans with related parties. Considering the Group’s debt profile, management considers the risk of exposure to interest rate variation to be insignificant.

Capital Management

Capital includes units of interest and equity attributable to the equity holders of the Parent.

The primary objective of the Group’s capital management is to ensure that it maintains sufficient capital in order to support its business and maximize member value.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

13.	Financial instruments (Continued)

Capital Management (Continued)

The Group manages its capital structure and makes adjustments to it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust dividend payments to members, return capital to members, take out new loans, or issue new units of interest. No changes were made to the objectives, policies, or processes for managing capital during the nine months ended September 30, 2013.

Included within net debt are trade accounts payable, less cash and cash equivalents.

	September 30, 2013	December 31, 2012
Trade accounts payable	16,627	16,271
Less: cash and cash equivalents	(34,056)	(22,721)
Net debt	(17,429)	(6,450)
Members’ equity	167,047	134,243
Members’ equity and net debt	149,618	127,793

14.	Operating lease commitments

The Group has entered into operating leases for the restaurants locations. These leases have an average life of between 10 to 15 years. Future minimum rentals payable under non-cancellable operating leases as of September 30, 2013 are as described below:

September 30, 2013
Within one year	13,324
After one year but not more than five years	42,870
More than five years	45,293
101,487

Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rental expense for operating leases during nine months of 2013 and 2012 were R$ 13,469 and R$ 10,186, respectively.

PGS CONSULTORIA E SERVIÇOS LTDA.

Notes to the consolidated financial statements (unaudited) (Continued)
September 30, 2013
(In thousands of Brazilian reais, except when mentioned otherwise)

15.	Other Operating (Income)/Expenses

	For the nine months ended	For the nine months ended
	September 30, 2013	September 30, 2013
Operating rent, leasing & parking expense	16,987	13,234
Advertising, promotion & marketing research	11,455	9,008
Operating property taxes	1,718	1,403
Received compensation	(2,141)	—
Other income	(1,531)	(397)
	26,488	23,248

16.	Differences between the accounting practices adopted in Brazil and accounting principles generally accepted in the United States of America

The consolidated financial statements were prepared and are presented in accordance with accounting practices adopted in Brazil (“BR GAAP”), which comprise the pronouncements, interpretations and guidance issued by the Brazilian Accounting Pronouncements Committee (“CPC”), which are converged to the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

BR GAAP differs, in certain significant respects, from U.S. GAAP. As of September 30, 2013, Management did not identify any significant differences that have a significant effect on either net income or members' equity.